Exhibit 99.1

Renovacor Announces Third Quarter 2021 Financial Results and Provides Corporate Update

Debuted as a public company and strengthened liquidity position with $95.1 million in gross proceeds from the business combination with Chardan Healthcare Acquisition 2 Corp and concurrent PIPE financing

Released topline preclinical data demonstrating feasibility of REN-001 to transduce a large animal heart via local infusion at low vector doses

Strengthened company leadership with key appointments including Matthew Killeen, Ph.D., as CSO, and Elizabeth White, Ph.D., as CBO and SVP of Operations

PHILADELPHIA, PA., November 15, 2021 — Renovacor, Inc. (NYSE: RCOR), a biotechnology company focused on delivering innovative precision therapies to improve the lives of patients and families battling genetically-driven cardiovascular and related diseases, today announced financial results for the third quarter of 2021 and provided a corporate update.

“We believe the transformative milestones we’ve achieved over the past several months position us well for near-term and sustained success,” said Magdalene Cook, M.D., Chief Executive Officer of Renovacor. “The completion of our business combination and concurrent financing brought us into the public market with the support of a premier investor syndicate, creating a strong financial foundation. We’ve also attracted top talent to our leadership team, which is comprised of dedicated industry experts with diverse and complementary skill sets.”

“Collectively, we believe our recent accomplishments enhance our capabilities, enabling us to continue the development of our lead program, REN-001, and broader pipeline,” said Marc Semigran, M.D., Chief Medical Officer of Renovacor. “We believe our unique therapeutic approach leveraging retrograde coronary sinus infusion, or RCSI, with our BAG3 gene therapy, will allow us to directly address the genetic defect underlying BAG3‑associated dilated cardiomyopathy. By administering the gene therapy locally to the cardiac muscle, RCSI may allow for direct exposure of the therapeutic agent to the heart, while potentially minimizing both dose and off-target exposure. We remain on track to submit an IND for REN-001 in mid-2022 and initiate a Phase I/II clinical trial to evaluate its safety and efficacy shortly thereafter.”

Recent Corporate Highlights

•
Closed Business Combination with Chardan Healthcare Acquisition 2 Corp. (CHAQ): Common stock and warrants of the combined company, Renovacor Inc., commenced trading on the New York Stock Exchange (NYSE) under the ticker symbols “RCOR” and “RCOR.WS”, respectively, on September 3, 2021. Gross proceeds from the business combination totaled approximately $95.1 million ($65.1 million from CHAQ’s trust account and $30.0 million from CHAQ’s PIPE offering).

•
Strengthened Company Leadership: Appointments included Matthew Killeen, Ph.D., as Chief Scientific Officer (CSO), Elizabeth White, Ph.D., as Chief Business Officer (CBO) and Senior Vice President (SVP) of Operations, and other key additions to the management team. Drs. Killeen and White are both industry leaders with extensive experience in the gene therapy industry. Prior to joining Renovacor, Dr. Killeen was most recently the Head of Cardiovascular Research at BioMarin Pharmaceutical Inc., while Dr. White was the Chief Business and Strategy Officer for NeuExcell Therapeutics, Inc. Renovacor also recently appointed Kumar Dhanasekharan, Ph.D., as SVP of Technical Operations, previously Vice President of Technical Operations at SwanBio; Jordan Shin, M.D., Ph.D., as SVP of Clinical Development and Translational Science, previously Vice President of Medical Development at Lung Biotechnology (United Therapeutics); and Jiwen Zhang, Ph.D., as SVP, Regulatory Affairs and Quality Assurance, previously Vice President of Regulatory at PassageBio.

Recent Preclinical Program Highlights

•
Delivery of REN-001 with Retrograde Coronary Sinus Infusion (RCSI) Results in Transduction of a Large Animal Heart: Recently released preclinical data show delivery of REN-001 via RCSI resulted in successful cardiac transduction above a key vector copy number threshold at doses less than 1e13 vector genomes per kilogram in a pig heart model. Results of this preclinical feasibility study informed the design of Renovacor’s ongoing good laboratory practices (GLP)- toxicology investigational new drug (IND) enabling study. IND submission is expected in mid-2022.

Third Quarter 2021 Financial Results

Net loss for the three months ended September 30, 2021, was $8.2 million, or $0.83 per basic and diluted share, compared to net loss of $1.0 million, or $0.27 per basic and diluted share, for the same period in 2020.

Research and development expenses were approximately $2.9 million for the three months ended September 30, 2021, compared to approximately $0.9 million for the same period in 2020.

General and administrative expenses were approximately $2.3 million for the three months ended September 30, 2021, compared to approximately $0.1 million for the same period in 2020. Additionally, during the three months ended September 30, 2021, Renovacor recorded a change in the fair value of warrant liability, representing a non-cash warrant revaluation loss of approximately $1.4 million, and a change in the fair value of share earnout liability, representing a non-cash share earnout revaluation loss of approximately $1.4 million, each related to instruments issued or assumed in connection with the business combination with CHAQ.

Cash position as of September 30, 2021, totaled $85.3 million which, based on current projections, Renovacor believes will be sufficient to fund its operating expenses and capital expenditures requirements into 2023.

About Renovacor

Renovacor is a biotechnology company focused on delivering innovative precision therapies to improve the lives of patients and families battling genetically-driven cardiovascular and related diseases. The company’s lead program in BAG3-associated dilated cardiomyopathy (DCM) uses gene transfer technology to address the monogenic cause of this severe form of heart failure. Renovacor’s vision is to bring life-changing therapies to patients living with serious genetic cardiovascular and related diseases, by developing medicines that target the underlying cause of disease and provide a transformative benefit and significant improvement to quality of life.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the anticipated development of Renovacor’s product candidates and Renovacor’s financial outlook. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition, the ability of Renovacor to grow and manage growth, maintain relationships with customers and suppliers and retain its management and key employees; Renovacor’s ability to successfully advance its current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of Renovacor’s product candidates; the business combination with Chardan Healthcare Acquisition 2 Corp., and the realization of the expected benefits therefrom; changes in applicable laws or regulations; the possibility that Renovacor may be adversely affected by other economic, business or competitive factors; Renovacor’s estimates of expenses and profitability; the evolution of the markets in which Renovacor competes; the ability of Renovacor to implement its strategic initiatives and continue to innovate its existing products; the ability of Renovacor to defend its intellectual property; the impact of the COVID-19 pandemic on Renovacor’s business; and the risks and uncertainties described in the “Risk Factors” section of Renovacor’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and other documents filed by Renovacor from time to time with the Securities Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Renovacor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Renovacor gives no assurance that it will achieve its expectations.

Investor Contact:

John Mullaly

LifeSci Advisors

617-429-3548

jmullaly@lifesciadvisors.com

Media Contact:

Patrick Bursey

LifeSci Communications

646-970-4688

pbursey@lifescicomms.com

Renovacor, Inc.
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$2,925	$892	$7,413	$1,868
General and administrative	2,315	147	3,227	547
Loss from operations	(5,240)	(1,039)	(10,640)	(2,415)
Other income (expense):
Change in fair value of warrant liability	(1,435)	—	(1,435)	—
Change in fair value of share earnout liability	(1,427)	—	(1,427)	—
Other income (expense), net	(67)	—	(67)	—
Net Loss	$(8,169)	$(1,039)	$(13,569)	$(2,415)

Net loss per share - basic and diluted	$(0.83)	$(0.27)	$(1.82)	$(0.69)
Weighted-average number of common shares used in computing net loss per share applicable to common stockholders - basic and diluted	9,794,348	3,863,631	7,460,719	3,514,096

Renovacor, Inc.
Consolidated Balance Sheet Data
(In thousands)

	September 30,	December 31,
	2021	2020
Cash	$85,321	$5,384
Other assets	2,655	108
Total assets	$87,976	$5,492

Total liabilities	$34,563	$194
Total stockholders’ equity	53,413	5,298
Total liabilities and stockholders’ equity	$87,976	$5,492